Exhibit 99.1

Circuit City Credit Card Master Trust

Excess Spread Analysis-December 2005

Series	2003-2 *
Deal Size	$500 MM
Expected Maturity	04/17/06

Yield	12.98%
Less: Coupon	6.04%
Servicing Fee	0.72%
Net Credit Losses	2.13%
Excess Spread:
December-05	4.09%
November-05	4.34%
October-05	0.56%
Three month Average Excess Spread	3.00%
Delinquency:
30 to 59 days	1.62%
60 to 89 days	0.99%
90 + days	2.06%
Total	4.67%
Principal Payment Rate	10.45%

*	Results are skewed due to the calculation methodology during the controlled accumulation period.